Exhibit 99.1

Nephros Announces Pricing of $5 Million Registered Direct Offering of Common Stock

SOUTH ORANGE, NJ, October 16, 2020 – Nephros, Inc. (Nasdaq: NEPH) (“Nephros” or the “Company”), a commercial-stage company that develops and sells high performance water purification products and pathogen detection systems to the medical device and commercial markets, today announced the pricing of a registered direct offering of 833,333 shares of common stock at a price to the public of $6.00 per share. The offering is expected to close on or about October 20, 2020, subject to the satisfaction of customary closing conditions.

Total gross proceeds from the offering are expected to be approximately $5.0 million, before offering expenses. Nephros intends to use the net proceeds of the offering for working capital and general corporate purposes.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-234528) that was previously filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on December 6, 2019. The shares may be offered only by means of a prospectus. Copies of the prospectus supplement and accompanying prospectus related to the offering, when available, may be obtained from the SEC’s website at www.sec.gov or directly from the Company.

B. Riley Securities, Inc. is acting as lead financial advisor to Nephros for the offering. Craig-Hallum Capital Group, Maxim Group LLC and The Benchmark Company, LLC are also acting as financial advisors to Nephros.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Nephros

Nephros is a commercial-stage company that develops and markets high performance water purification products and pathogen detection systems for medical and commercial markets.

Nephros ultrafilters are used in hospitals, medical clinics, and commercial facilities to retain bacteria – including Legionella and other pathogens – and viruses from water, providing an important aid in infection control for showers, sinks, and ice machines. Nephros ultrafilters are also used in dialysis centers to aid in the removal of endotoxins and other biological contaminants from water and bicarbonate concentrate in hemodialysis machines.

Nephros pathogen detection systems, including the PluraPath™, SequaPath™, and DialyPath™ systems, provide data on waterborne biological content to medical and water quality professionals. Our products integrate Nephros ultrafilters with quantitative polymerase chain reaction (qPCR) technology to deliver actionable water pathogen information in real time.

Nephros commercial filters, including AETHER™ brand filters, improve the taste and odor of water, and reduce scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Cautionary Note Regarding Forward-Looking Statements:

Any statements in this press release about the anticipated final terms, timing and completion of the proposed offering and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether or not Nephros will be able to raise capital through the sale of common stock, Nephros’ ability to satisfy customary closing conditions related to the proposed offering, market and other conditions, and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, and in other filings that we make with the SEC. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Contacts

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

Media Contact:

Bill Douglass

Gotham Communications, LLC

(646) 504-0890

bill@gothamcomm.com

Company Contact:

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy@nephros.com